                                                                   EXHIBIT 10.10

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                             NOTE PURCHASE AGREEMENT

                                      Among

                             MAI SYSTEMS CORPORATION

                                       and

                        THE VALUE REALIZATION FUND, L.P.

                     CANYON VALUE REALIZATION FUND (CAYMAN), LTD.

                                 GRS PARTNERS II

                                       and

                               CPI SECURITIES L.P.


                            Dated as of March 3, 1997





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



                                TABLE OF CONTENTS

Section                                                                      Page
-------                                                                      ----
                                    ARTICLE I

                                   Definitions
1.1.  Definitions.............................................................1
1.2.  Interpretation..........................................................4


                                   ARTICLE II

                           Purchase and Sale of Notes

2.1.  Purchase and Sale of Notes..............................................4
2.2.  Closing.................................................................5


                                   ARTICLE III

                  Representations and Warranties and Covenants

3.1.  Representations and Warranties and Covenants of MAI.....................5
3.2.  Representations and Warranties of Each Investor.........................7
3.3.  Covenants of MAI........................................................8

                                   ARTICLE IV

                                Events of Default
4.1.  Events of Default......................................................14
4.2.  Acceleration...........................................................15
4.3.  Other Remedies.........................................................16
4.4.  Waiver of Past Defaults................................................16
4.5.  Other Provisions.......................................................16

                                    ARTICLE V

                             Subordination of Notes

5.1.  Notes Subordinate to Senior Debt.......................................16
5.2.  Payment Over of Proceeds Upon Dissolution, Etc.........................16
5.3.  No Payment When Senior Debt in Default.................................18

                                                                            Page
                                                                            ----

 5.4.  Payment Permitted If No Default........................................18
 5.5.  Subrogation to Rights of Holders of Senior Debt........................18
 5.6.  Provisions Solely to Define Relative Rights............................19
 5.7.  No Waiver of Subordination Provisions..................................19
 5.8.  Reliance on Judicial Order or Certificate of Liquidating Agent.........20

                                   ARTICLE VI

                                   Redemption

 6.1.  Right of Redemption....................................................20
 6.2.  Election to Redeem; Notice to Holders..................................20
 6.3.  Notes to Be Redeemed...................................................20
 6.4.  Notes Payable on Redemption Date.......................................21
 6.5.  Notes Redeemed in Part.................................................21
 6.6.  No Limitation on Repurchase............................................21

                                   ARTICLE VII

                               General Provisions

 7.1.  Amendments; Waivers....................................................21
 7.2.  Notices................................................................22
 7.3.  Counterparts...........................................................23
 7.4.  Entire Agreement; No Third-Party Beneficiaries.........................23
 7.5.  Assignment; Security Register..........................................23
 7.6.  Governing Law..........................................................24
 7.7.  Severability...........................................................24


                                    EXHIBITS

Exhibit A             Form of Note
Exhibit B             Form of legal opinion and officers' certificate

Schedule II           Schedule of Exceptions

               NOTE PURCHASE AGREEMENT, dated as of March 3, 1997 (this "Agreement"), between MAI Systems Corporation, a Delaware corporation ("MAI" or the "Company"), The Value Realization Fund, L.P., Canyon Value Realization Fund (Cayman), Ltd., GRS Partners II and CPI Securities L.P. (each an "Investor").


                                    RECITALS

               WHEREAS, MAI desires to sell, and the Investors desire to purchase, MAI's 11% Subordinated Notes due 2004 (the "Notes");

               WHEREAS, MAI and the Investors have entered into a Subscription and Commitment Agreement, dated February 13, 1997 (the "Subscription and Commitment Agreement"); and

               WHEREAS, the Subscription and Commitment Agreement contemplates that, at the election of MAI, exercised in whole or in part, MAI shall issue and sell, and the Investors shall purchase, up to $6 million of the Notes with warrants attached (the "Warrants") to purchase up to 750,000 shares of MAI's common stock at $8 per share, subject to customary adjustments, and the Warrants shall be issuable pursuant to a Warrant Agreement (the "Warrant Agreement") among the parties hereto and dated on or about the date hereof.

               NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   Definitions


               1.1.  Definitions.  For purposes of this Agreement:

               "Agreement" has the meaning set forth in the first paragraph hereof.

               "Business Day" means each Monday, Tuesday, Wednesday,

Thursday and Friday which is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

               "Capital Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Closing" has the meaning set forth in Section 2.2 hereof.

               "Common Stock" means the common stock, par value $0.01 per share, of MAI.

               "Commission" or "SEC" has the meaning set forth in Section
3.1(a).

               "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such person, and (vi) every obligation of the type referred to in Clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

               "Default" means any event that with notice or lapse of time or both would be an Event of Default.

               "Event of Default" has the meaning set forth in Section 4.1.

               "Exchange Act" has the meaning set forth in Section 3.1(a).

               "Exchange Act Reports" has the meaning set forth in
Section 3.1(a).

               "Guaranty" by any person means any obligation, contingent or otherwise, of such person guaranteeing any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any person shall not include endorsements by such person for collection or deposit, in either case, in the ordinary course of business.

               "holder" or "Holder" of any Note means the registered owner of such Note as shown on the registry maintained by MAI pursuant to Section 7.5 hereof.

               "Incur" means, with respect to any Debt or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

               "Notes" has the meaning set forth in the recitals hereto.

               "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an assistant Secretary, of MAI, and delivered to the Holders.

               "Person" or "person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Securities Act" has the meaning set forth in Section 3.1(h).

               "Senior Debt" means (i) all Debt of MAI, including Debt pursuant to the Loan and Security Agreement, dated May 26, 1995, as amended, with Congress Financial Corporation (Western), whether Incurred on or prior to the date of this Agreement or thereafter Incurred, other than the Notes and (ii) amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior
Debt: (A) any Debt owed to a person when such person is a subsidiary of MAI or
(B) any Debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Notes. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any) and interest.

               "Subsidiary" or "subsidiary" means a majority-owned subsidiary as defined in Rule 405 under the Securities Act.

               "Subscription and Commitment Agreement" has the meaning set forth in the recitals hereto.

               "Warrants" and "Warrant Agreement" have the meanings set forth in the recitals hereto.

               1.2. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". For purposes of this Agreement, the knowledge of any party shall mean the knowledge of such party and its subsidiaries after due inquiry.


                                   ARTICLE II

                           Purchase and Sale of Notes

               2.1. Purchase and Sale of Notes. Subject to the terms and conditions herein set forth, the Investors shall purchase from MAI, and MAI shall sell to the Investors, the Notes in an aggregate principal amount of $6,000,000, at a purchase price of 100% of the principal amount thereof, such amount to be allocated between the Investors as indicated on Schedule I to the Subscription and Commitment Agreement.

               2.2. Closing. The closing of the purchase and sale of the Notes (the "Closing") shall take place at the time of execution and delivery of this Agreement. At the Closing, (i) each Investor shall deliver to MAI its portion of $6,000,000 by wire transfer of immediately available funds to an account as previously specified, and (ii) MAI shall deliver to the Investors the Notes (in substantially the form of Exhibit A hereto). The closing in respect of the Warrants and the Warrant Agreement shall occur simultaneously therewith. At the Closing the parties shall deliver customary legal opinions, officers' certificates and other documents, including the legal opinion and officers' certificate of MAI substantially in the forms attached hereto as Exhibit B.


                                   ARTICLE III

                  Representations and Warranties and Covenants

               3.1. Representations and Warranties and Covenants of MAI. MAI represents and warrants to and covenants with the Investors as follows:

               (a) The reports (the "Exchange Act Reports") since and including MAI's Annual Report on Form 10-K for the year ended December 31, 1995, previously filed by MAI with the Securities and Exchange Commission (the "Commission" or the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not, as of their respective dates, and (taken together) do not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) Except as set forth in Schedule II, since the date of the latest Exchange Act Report, there has been: (i) no material adverse change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of MAI and its subsidiaries (taken as a whole), and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; and (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking materially adversely affecting the assets, business, operations, condition or prospectus of MAI and its subsidiaries (taken as a whole);

               (c) Except as set forth in Schedule II, MAI is not subject to any material liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in its balance sheets (including the notes thereto) other than liabilities of the same nature as those set forth in the balance sheets and the notes thereto and incurred after the date of the balance sheets in the ordinary course of business consistent with past practice and other than liabilities not required to be shown or reserved for on such balance sheets in accordance with generally accepted accounting principles;

               (d) MAI has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments that have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which will not individually or in the aggregate have a material adverse effect on MAI's business or operations or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which MAI has established adequate reserves in accordance with generally accepted accounting principles;

               (e) MAI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

               (f) This Agreement and the Notes have been duly authorized, executed and delivered and constitute valid and binding obligations of MAI enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (g) The issue and sale of the Notes and the compliance by MAI with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, shareholders agreement, registration rights agreement or other material agreement or instrument to which MAI is a party or by which MAI is bound or to which any of the property or assets of MAI is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of MAI or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over MAI or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by MAI of the transactions contemplated by this Agreement; and

               (h) Neither MAI, nor any person acting on its behalf (other than the Investors, as to which MAI makes no representation), has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the "Securities Act").

               3.2. Representations and Warranties of Each Investor. Each Investor severally and not jointly represents and warrants to MAI as follows:

               (a) The Notes are not registered under the Securities Act or any state securities laws; it understands that the offering and sale of the Notes are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement; and it understands that the

       Notes will bear a legend to that effect;

               (b) With respect to this transaction, it is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information contained in the Exchange Act Reports and other sources including this Agreement to evaluate the merits and risks of an investment in the Notes and to make an informed investment decision with respect thereto;

               (c) It is acquiring the Notes solely for his own account for investment and not with a view to resale or distribution; and

               (d) This Agreement has been duly authorized, executed and delivered by such Investor.

               3.3. Covenants of MAI. MAI covenants that so long as any of the Notes are outstanding:

               (a) Payment of Notes. MAI shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in accordance with the terms hereof.

               (b) SEC Reports; Reports to Holders. Within 15 days after MAI files with the SEC copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, MAI shall provide copies of the same to the Holders. If at any time MAI is not subject to such reporting requirement under the Exchange Act, so long as the Notes remain outstanding, MAI shall cause quarterly unaudited financial statements for the first three quarters of each fiscal year and annual audited financial statements and an opinion thereon by MAI's independent certified public accountants to be mailed to the Holders at their addresses appearing in the register of Notes maintained by MAI within 60 days after the end of each such quarter and 105 days after the end of each such fiscal year.

               (c) Compliance Certificate. MAI shall deliver to the Holders, within 15 days after its filing with the SEC of copies of its annual reports required to be filed with the SEC pursuant to Section 13 or
        Section 15(d) of the Exchange Act, but in no event later than 105 days after the end of MAI's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such year. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section shall be for the first fiscal year ending after the execution of this Agreement.

               (d) Notice of Default. MAI will deliver to the Holders an Officer's Certificate promptly upon becoming aware of any Default or Event of Default, which Officers' Certificate will specify such Default or Event of Default.

               (e) Waiver of Stay, Extension or Usury Laws. MAI covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive MAI from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may materially affect the covenants or the performance of this Agreement in a manner inconsistent with the provision of this Agreement and (to the extent that it may lawfully do so) MAI hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted. This Section shall not prevent MAI from complying with any judgment or order of a court of competent jurisdiction which judgment or order was not sought by MAI.

               (f) Corporate Existence. Subject to Section 3.3(i) below, MAI will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and will use its best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its materials rights (charter and statutory) and material franchises; provided, however, that MAI shall not be required to preserve any such right or franchise if MAI shall determine that the preservation thereof is no longer desirable in the conduct of the business of MAI and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

               (g) Maintenance of Properties. MAI shall cause all properties used or useful in the conduct of its business or the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of MAI may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent MAI from discontinuing the operation or maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of MAI or the Subsidiary concerned, or of an Officer (or other agent employed by MAI or any of the Subsidiaries) of MAI or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of MAI or the Subsidiary.

               (h) Maintenance of Books and Records. MAI will make and keep, and cause each Subsidiary to make and keep, books, records and accounts in which full, true and correct entries in accordance with GAAP and all requirements of its governing instruments and of law are made of all dealings and transactions in relation to its business and activities.

               (i) MAI May Consolidate, etc. Only on Certain Terms.

                   (i) MAI shall not, in a single transaction or through a
               series of related transactions, consolidate with or merge with or into any other Person or, sell, assign, convey, transfer, lease or otherwise dispose of ("Transfer") all or substantially all of its properties and assets to any other Person or group of affiliated Persons other than to a Subsidiary or Subsidiaries of MAI, unless the other provisions of this Agreement are complied with; and

                 (ii) either (A) MAI shall be the continuing corporation or (B)
               the Person (if other than MAI) formed by such consolidation or into which MAI is merged or the Person which acquires by Transfer all or substantially all the properties and assets of MAI (I) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (II) shall expressly assume, by an Agreement supplemental hereto, executed and delivered to the Holders, in form reasonably satisfactory to the Holders, the due and punctual payment of the principal of and interest (including any defaulted interest) on all the Notes and the performance and observance of every covenant and obligation of this Agreement on the part of MAI, to be performed or observed (in which event, upon the execution and delivery of such supplemental Agreement, MAI shall be released from all obligations and covenants in this Agreement and in the Notes); and

                (iii) immediately after giving effect to such transaction (and treating any Debt not previously an obligation of MAI or any of its Subsidiaries which becomes the obligation of MAI or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (iv) MAI or such Person, as the case may be, shall have
               delivered to the Holders an Officer's Certificate, stating that such consolidation, merger or Transfer and, if a supplemental Agreement is required in connection with such transaction, such supplemental Agreement, comply with this Section and this Agreement and that all conditions precedent herein provided for relating to such transaction have been satisfied.

               (j) Prepayment Upon Change in Control. Promptly and in any event within five Business Days after the occurrence of a Change in Control, MAI will give written notice thereof to the Holders of all outstanding Notes, which notice shall (A) refer specifically to this
        Section 3.3(j), (B) describe the Change in Control in reasonable detail and specify the Change in Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (C) contain an offer to prepay all Notes at the price specified below and in such notice on the date therein specified (the "Change in Control Prepayment Date"), which shall be a Business Day not less than 20 nor more than 30 days after the date of such notice. Each Holder shall notify MAI of such Holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to MAI at least ten days prior to the Change in Control Prepayment Date (the "Response Date"); provided, however, that the failure by a Holder to respond to such offer in writing on or before the Response Date shall be deemed to be a rejection of such offer in respect of such Change in Control. MAI shall prepay on the Change in Control Prepayment Date all of the Notes held by the Holders as to which such offer has been so accepted, at the unpaid principal amount of each such

        Note, together with the accrued interest thereon to the Change in Control Prepayment Date (the "Repurchase Price"). If any holder shall reject such prepayment offer, such Holder shall be deemed to have waived its rights under this Section 3.3(j) to require prepayment of all Notes held by such Holder in respect of such Change in Control, but not in respect of any subsequent Change in Control. A Holder of more than one Note may exercise its option under this Section 3.3(j) in respect of all or any one or more of such Notes.

               A Change in Control shall be deemed to have occurred at such time after the original issuance of the Notes as there shall occur:

                   (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transaction, of shares of capital stock of MAI entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of MAI entitled to vote generally in elections of directors, other than any such acquisition by MAI, any Subsidiary of MAI or any employee benefit plan of MAI, or

                  (ii) any consolidation of MAI with, or merger of MAI into, any other Person, any merger of another Person into MAI, or any sale or transfer of all or substantially all of the assets (other than to a wholly-owned Subsidiary of MAI) of MAI to any other Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of MAI entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of MAI or (y) which is effected solely to change the jurisdiction of incorporation of MAI and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the closing price per share of MAI's Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 125% of the exercise price of the Warrants (as provided for in the Warrants) in effect on each such trading day or (b) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting the Change in Control described in clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Warrants become exercisable solely for such common stock. "Beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of original execution of this Agreement.

               As a condition to accepting any offer of MAI to repurchase Notes based upon a Change in Control, each Holder of Notes wishing to accept such offer shall also surrender to MAI (without further charge or consideration) all Warrants then held or beneficially owned by such Holder, and MAI may refuse to register the transfer of the Notes or the Warrants during the period commencing with the occurrence or announcement of a Change in Control and ending with the Change in Control Prepayment Date.

               MAI's ability to repurchase Notes upon the occurrence of a Change in Control is subject to limitations. There can be no assurance that MAI would have the financial resources, or would be able to arrange financing, to pay the Repurchase Price for all the Notes that might be delivered by Holders of Notes seeking to exercise the purchase right. In addition, MAI's ability to purchase Notes may be limited or prohibited by the terms of its Senior Debt. Any failure by MAI to repurchase the Notes when required following a Change in Control could result in an Event of Default under this Agreement whether or not such repurchase is permitted by the subordination provisions of this Agreement. Any such default may, in turn, cause a default under Senior Debt of MAI. Moreover, the occurrence of a Change in Control may cause an event of default under Senior Debt of MAI. As a result, in any such case, any repurchase of the Notes would, absent a waiver, be prohibited under the subordination provisions of this Agreement until the Senior Debt is paid in full.

               Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to Holders of the Notes. MAI will comply with this rule to the extent applicable at that time.

               The foregoing provisions would not necessarily afford Holders of the Notes protection in the event of highly leveraged or other transactions involving MAI that may adversely affect Holders.

               (k) Provisions applicable to a Spin-Off by MAI. In case MAI shall effect a "Spin-Off", as defined below, it shall (at its option) either
        (a) offer to prepay the Notes on the same terms and conditions as set forth in Section 3.3(j) above following a Change in Control (as if the Spin-Off were the equivalent of a Change in Control), but without any requirement on the part of Holders to surrender their Warrants to MAI as set forth in the first full paragraph following the definition of Change in Control above, or (b) cause the "Spin-Off Entity", as defined below, to guarantee the Notes, as a contingent or secondary obligor, and not as primary obligor, on a subordinated basis substantially as set forth in
        Article V hereof, and to enter into an Agreement supplemental hereto, in which it shall agree to comply with the covenants and agreements included in Section 3.3 hereof (other than Sections 3.3(j) and 3.3(k)) and in Article VII, mutatis mutandis, as if references to MAI therein also included the Spin-Off Entity. For this purpose, a "Spin-Off" shall mean the distribution or dividend by MAI to its stockholders (or substantially equivalent transaction in which MAI effects a disposition to its stockholders without receiving consideration in return) of all or substantially all of the capital stock of a Subsidiary or division of MAI (the "Spin-Off Entity") that with respect to MAI, immediately prior thereto, represented a "significant subsidiary" at at least a 20% significance level (as opposed to 10%) within the meaning of Regulation S-X, Rule 1-02(w), as in effect at the date of this Agreement, under both the Exchange Act and the Securities Act.

               (l) Notes may be used to pay Warrant Exercise Price. MAI agrees that the Notes may be used, and credited at the principal amount thereof (or portion surrendered for this purpose) together with accrued interest to the date of exercise, by the Holders in making payment of the exercise price of the Warrants in lieu of cash.

                                   ARTICLE IV

                                Events of Default

               4.1. Events of Default. An "Event of Default" occurs if:

               (a) MAI defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 15 days, whether or not such payment shall be prohibited by the provisions of Article V;

               (b) MAI defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Article V;

               (c) MAI fails to comply with any of its other agreements in the Notes or this Agreement and such Default continues for a period of 30 days after written notice from an Investor;

               (d) (i) MAI or any of its Subsidiaries defaults in the performance of any mortgage, indenture, loan agreement or other debt instrument providing for or securing Debt of MAI or any of its Subsidiaries for borrowed money having an aggregate principal amount of more than $3,000,000 with the result that more than $3,000,000 of the principal amount of such Debt shall have been accelerated and become due and payable prior to its stated maturity; or (ii) MAI or any Subsidiary defaults in the payment in full of any Debt having an aggregate principal amount of more than $3,000,000 when the same shall become due and payable at its stated maturity and payment thereof has been demanded unless, in the case of Debt other than for borrowed money or Capital Lease Obligations, MAI or such Subsidiary is contesting in good faith its obligation to pay such Debt; and in the case of either (i) or (ii) such default continues for 30 days without such acceleration having been rescinded or such Debt having been discharged;

              (e) one or more judgments, orders or decrees for payment of money, either individually or in the aggregate, in excess of $3,000,000 is entered by a court of competent jurisdiction against MAI or any Subsidiary of MAI and such judgment, order or decree remains undischarged and unbonded and an enforcement proceeding has been commenced by any creditor on such judgment, order or decree for a period (during which execution shall not be effectively stayed) of 30 consecutive days after the date on which the right of appeal has expired;

               (f) MAI or any Subsidiary of MAI, pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent within the context of a Bankruptcy filing, (B) commences a voluntary case or proceeding,
        (C) consents to, or acquiesces in, the institution of a bankruptcy, liquidation or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (D) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of MAI or any Subsidiary of MAI or of any substantial part of its property, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

               (g) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (A) is for relief against MAI or any Subsidiary in an involuntary case, (B) appoints a Custodian of MAI or any Subsidiary of MAI or for any substantial part of its property or
        (C) orders the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy, insolvency, or liquidation petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced, against MAI or any Subsidiary of MAI and such petition, application, case or proceeding is not dismissed within 60 days; or any warrant, order or writ of attachment is issued against all or substantially all of the property of MAI and its Subsidiaries on a consolidated basis which is not released within 60 days of service.

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law now or hereafter in effect for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               4.2. Acceleration. If an Event of Default occurs, all unpaid principal of an the accrued interest on the Notes then outstanding shall automatically become due and payable without any declaration or other act on the part of the Holders or any Holder.

               4.3. Other Remedies. If an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of an acceleration or at maturity, the Holders may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

               4.4. Waiver of Past Defaults. Any Holder may waive any past default or an existing Default and its consequences without regard to the actions by any other Holder. When a Default or Event of Default is waived, it is cured and ceases.

               4.5. Other Provisions. MAI hereby agrees to pay on demand reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred or paid by the Investors and any subsequent holder of a Note in enforcing the Notes upon the occurrence of an Event of Default.

               No delay or omission on the part of the Investors or any subsequent holder of a Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under the Notes, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

                                    ARTICLE V

                             Subordination of Notes

               5.1. Notes Subordinate to Senior Debt. MAI covenants and agrees, and each holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth, the payment of the principal of and interest on the Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

               5.2. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to MAI or to its creditors, as such, or to its assets, or
(b) any liquidation, dissolution or other winding up of MAI, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of MAI, then and in any such event specified in (a), (b) or (c) above

(each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before a holder of a Note is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Notes or on account of any purchase or other acquisition of the Notes by MAI or any subsidiary of MAI (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Note Payment"), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any Note Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

               In the event that, notwithstanding the foregoing provisions of this Section, a holder of a Note shall have received any Note Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equiva lents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such Note Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of MAI for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

               For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of MAI provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Notes are so subordinated as provided in this Article.

               5.3. No Payment When Senior Debt in Default. In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such

Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no Note Payment shall be made.

               In the event that, notwithstanding the foregoing, MAI shall make any Note Payment to any holder prohibited by the foregoing provisions of this Section, then and in such event such Note Payment shall be paid over and delivered forthwith to MAI.

               The provisions of this Section shall not apply to any Note Payment with respect to which Section 5.2 would be applicable.

               5.4. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Agreement shall prevent MAI, at any time except during the pendency of any Proceeding referred to in Section 5.2 or under the conditions described in Section 5.3, from making Note Payments.

               5.5. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by holders of the Notes, shall, as among MAI, its creditors other than holders of Senior Debt and the holders of the Notes, be deemed to be a payment or distribution by MAI to or on account of the Senior Debt.

               5.6. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Agreement is intended to or shall (a) impair, as among MAI, its creditors other than holders of Senior Debt and the holders of the Notes, the obligation of MAI, which is absolute and unconditional, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against MAI of the holders of the Notes and creditors of MAI other than the holders of Senior Debt; or (c) prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such holders.

               5.7. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of MAI or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by MAI with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against MAI or any other person.

               5.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of MAI referred to in this Article, the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of MAI, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


                                   ARTICLE VI

                                   Redemption

               6.1. Right of Redemption. The Notes may be redeemed at the election of MAI as a whole or from time to time in part at any time after the second anniversary of the date of this Agreement at a redemption price equal to 100% of the principal amount of such Notes, together with accrued interest to the Redemption Date.

               6.2. Election to Redeem; Notice to Holders. MAI shall give each holder of Notes written notice of each optional redemption pursuant to Section
6.1 hereof not less than 30 nor more than 60 days prior to the date fixed for such redemption (the "Redemption Date"), specifying the Redemption Date, the aggregate principal amount of such Notes to be redeemed on such Redemption Date, the redemption price applicable to such redemption, and, if less than all such Notes that are outstanding are to be redeemed on such Redemption Date, the principal amount of each Note held by such holder to be redeemed on such date.

               6.3. Notes to Be Redeemed. In the case of each partial redemption, the principal amount of the Notes to be redeemed shall be allocated among the Notes at the time outstanding in proportion, as nearly as practicable, to the respective outstanding principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes remaining outstanding after the redemption are in the authorized denominations specified in the Notes.

               6.4. Notes Payable on Redemption Date. Notice of redemption having been given, the Notes or portions thereof so to be redeemed shall, on the date fixed for such redemption, become due and payable at the applicable price therein specified, and from and after such date (unless MAI shall default in the payment of such price and accrued interest) such Notes or portions, as the case may be, shall cease to bear interest. The amount to be paid in respect of each such Note or portion thereof shall be paid by MAI at such price together with accrued interest to such date; provided, however, that installments of interest due on or prior to such date shall be payable to the holders of such Notes or portions registered at the close of business on the relevant record dates according to their terms. If the amount payable in respect of any Note or portion thereof selected for redemption shall not be so paid or made available for payment, the unpaid amount shall, until paid, bear interest from the date fixed for such redemption at 11% per annum.

               6.5. Notes Redeemed in Part. Upon each redemption of the Notes or portions thereof, any Note which is redeemed in part only shall, at the option of the holder thereof, be endorsed by such holder to show the amount of principal thereof which remains outstanding after such redemption and the date of such redemption or be presented to MAI at its principal office for the purpose of making such endorsement thereon. Notwithstanding the foregoing, the failure of any holder to so endorse or to present for endorsement such Note shall not affect the obligation of MAI to pay the amount of principal of such Note which remains outstanding, but only such amount, and to pay interest thereon from the last date to which interest has actually been paid or made available for payment. Any Note which is paid in full shall be surrendered to MAI for cancellation and shall not be reissued.

               6.6. No Limitation on Repurchase. Nothing contained in this
Article VI, or elsewhere in this Agreement shall be construed as a limitation on the right of MAI to purchase a Note or Notes from the holder thereof in negotiated transactions or otherwise, at any time or from time to time.


                                   ARTICLE VII

                               General Provisions

               7.1. Amendments; Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               (b) Any agreement on the part of a party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

               7.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail

(postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

               (i) If to MAI, to:

               MAI Systems Corporation
               9600 Jeronimo Road
               Irvine, California 92718
               Attention: General Counsel
               Facsimile:  (714) 580-2378

               with a copy to:

               Sullivan & Cromwell
               444 South Flower Street
               Los Angeles, California  90071
               Attention:  Frank H. Golay, Jr.
               Facsimile:  (213) 683-0457

               (ii) If to any Investor, to it care of:

               Canyon Partners Incorporated,
               9665 Wilshire Boulevard,
               Beverly Hills, California  90212
               Attention: Mitch Julis
               Facsimile: (310) 247-2701

               with a copy to:

               Sidley & Austin
               555 West 5th Street
               Los Angeles, California 90013
               Attention:  Gary J. Cohen
               Facsimile:  (213) 896-6600

               (iii) If to any other Holder, to it at its address shown on the Notes register to be maintained by MAI pursuant to Section 7.5 hereof.

               7.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

               7.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

               7.5. Assignment; Security Register. This Agreement shall be deemed to be assigned by each Investor (or subsequent Holder) to the extent of any transfer by it of any of the Notes hereunder. Otherwise, the Investors, on the one hand, and MAI, on the other hand, shall not assign any of their respective rights or obligations hereunder, in each case without the prior written consent of the other party hereto (provided that no party will unreasonably withhold any such consent). MAI shall cause to be kept at its principal corporate office a register in which MAI shall register the Notes and transfers thereof. MAI may treat the registered owner (the "holder" or "Holder") of any Note as the owner thereof for all purposes, notwithstanding any notice to the contrary. As a condition to any transfer of a Note, MAI may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto.

               MAI hereby acknowledges and makes each Note a registered obligation for United States withholding tax purposes. MAI shall be the registrar for the Notes ("Registrar") with the full power of substitution. In the event Registrar becomes unable or unwilling to act as registrar under the Notes, MAI shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of a Note, hereby agrees to provide MAI with a completed Internal Revenue Service From W-8 (Certificate of Foreign Status) or a substantially similar form for Holders, participants or other affiliates who are holders of beneficial interests in the Note. Notwithstanding any contrary provision contained in each Note, the Note or any interest therein may not be sold, transferred, hypothecated, participated or assigned to any person or entity except upon satisfaction of the conditions specified in this Paragraph. Holder, by its acceptance of the Note, agrees to be bound by the provisions of this Paragraph and to indemnify and hold harmless the Registrar against any loss or liability arising from the disposition by such holder of the Note or any interest therein in violation of this Paragraph. Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of each Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the registrar of (i) a written assignment of the Note (or interest therein); (ii) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar; and (iii) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of any Note on the books maintained for such purpose at the cost and expense of the assignee.

               7.6. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

               7.7. Severability. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               MAI SYSTEMS CORPORATION


                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                               THE VALUE REALIZATION FUND, L.P.,
                               a California limited partnership

                               By: Canpartners Investments III, L.P., a
                                   California limited partnership, its
                                   general partner

                               By: Canyon Capital Management, L.P., a
                                   California limited partnership, its
                                   general partner

                               By: Canpartners Incorporated, a
                                   California corporation, its general
                                   partner


                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                               CANYON VALUE REALIZATION FUND
                               (CAYMAN), LTD.

                               By: MeesPierson (Cayman) Limited, its
                                   Administrator


                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                  GRS PARTNERS II

                                  By: Grosvenor Capital Management L.P.,
                                      its Administrator

                                  By: Grosvenor Capital Management, Inc.,
                                      its general partner


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  CPI SECURITIES L.P.,
                                  a California limited partnership

                                  By: Canpartners Incorporated,
                                      a California corporation, its general
                                      partner


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                      EXHIBIT A TO NOTE PURCHASE AGREEMENT

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH ON THE REVERSE.

                             MAI SYSTEMS CORPORATION

                         11% Subordinated Note due 2004


                                                             No. 1 $[__________]

               MAI Systems Corporation, a Delaware corporation ("MAI"), for value received, hereby promises to pay to______________, or registered assigns (the "holder"), the principal sum of $[________] on _______________, 2004, and to pay interest thereon from ___________, 1997 (the "Funding Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and __________ in each year (each, an "Interest Payment Date"), commencing __________, 1997, at a rate of 11% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or a predecessor Note) is registered at the close of business on the regular record date for such interest, which shall be the ___________ and ____________ (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such regular record date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by MAI, or be paid at any time in any other lawful manner.

               Payment of interest on this Note will be made by wire transfer to the address or account specified by the holder or, in the absence of such specification, by check mailed to the holder at his address appearing in the Notes register.

               This Note is issued pursuant to a Note Purchase Agreement, dated as of the Funding Date, among MAI and the initial Investors named therein (the "Note Purchase Agreement") and is subject to the provisions thereof, including the restrictions on transfer contained therein. The Notes shall be issuable solely in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement.

               The indebtedness evidenced by this Note is, to the extent provided in the Note Purchase Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt and this Note is issued subject to the provisions of the Note Purchase Agreement with respect thereto. The holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

               Upon the occurrence of any Event of Default under the Note Purchase Agreement, this Note (including principal, interest, and all other amounts) shall be immediately due and payable. This Note is subject to redemption, in whole or in part, at the option of MAI after the second anniversary of the Funding Date, at 100% of the principal amount hereof (or the portion to be redeemed) together with accrued interest to the redemption date, as set forth in the Note Purchase Agreement.

               MAI may be required to offer to prepay this Note at 100% of the principal amount hereof (or the portion to be prepaid) together with accrued interest to the prepayment date, upon the occurrence of a Change in Control, as defined in, and subject of the terms and conditions of, the Note Purchase Agreement with respect thereto.

               The Notes are issuable only in registered form without coupons and transfers will be effected only on the Notes register maintained by the Registrar as provided in Section 7.5 of the Note Purchase Agreement.

               The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

           IN WITNESS WHEREOF, MAI has caused this Note to be duly executed.


Dated: _______________, 1997

                                                   MAI SYSTEMS CORPORATION



                                                   By:
                                                      --------------------------
                                                        Name:
                                                        Title:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF ___________________, 1997, AMONG MAI SYSTEMS CORPORATION AND THE INITIAL INVESTORS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MAI SYSTEMS CORPORATION, AND WHICH RESTRICTIONS REQUIRE, AS A CONDITION TO ANY TRANSFER, APPROPRIATE DOCUMENTATION TO EVIDENCE COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING AN OPINION OF COUNSEL WITH RESPECT THERETO.

NO REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE EFFECTED ON THE BOOKS OF MAI SYSTEMS CORPORATION UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH.

        The remaining exhibits and schedules are omitted from this copy.